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                                                                    EXHIBIT 99.1

         RSA SECURITY ANNOUNCES AGREEMENT TO ACQUIRE XCERT INTERNATIONAL

 COMPANY TO DISCUSS TRANSACTION AND GUIDANCE IN TELECONFERENCE AND WEBCAST TODAY

BEDFORD, MASS., FEBRUARY 1, 2001/PRNEWSWIRE/ -- RSA Security Inc. (Nasdaq: RSAS) today announced that it has signed an agreement to acquire Xcert International, Inc., a privately held company that develops and delivers digital certificate-based products for securing e-business transactions. The consideration for the acquisition is approximately $67.5 million in cash, plus acquisition costs. RSA Security will account for this transaction using purchase accounting. It is anticipated that the closing will occur in February 2001, subject to customary closing conditions. RSA Security expects this transaction to be breakeven in Q3 of 2001 and accretive in Q4 of 2001, excluding goodwill amortization.

RSA Security will hold a conference call today at approximately 5:00 p.m. E.T. to discuss this acquisition and financial guidance. A live Webcast of this conference call will be available on the "Investor" page of the company's Web site (www.rsasecurity.com). Participants should register for the Webcast approximately 15 minutes prior to the event to download and install any necessary software. A replay of this Webcast will be available on the company's Web site through Monday, February 5, 2001.

RSA Security is acquiring Xcert to increase its public key infrastructure (PKI) market share and revenues, to enhance its ability to secure applications that serve the B2B and Internet markets and to add talent that will assist with the acceleration of its PKI product calendar. Following the closing of the acquisition, the Xcert Sentry(TM) certificate issuance and management solution will become a member of the RSA Keon(R) family of PKI products. RSA Security currently plans to deliver an integrated certificate authority product that combines the best features of the Sentry product and RSA Keon Certificate Server in Q4 2001.

"RSA Security's acquisition of Xcert is an important step toward achieving our goal of leading the PKI marketplace and maintaining a faster growth rate for PKI revenues and market share than any other vendor," said Art Coviello, CEO and president of RSA Security. "Through this acquisition, we are adding more than 50 Internet-centric customers, including Aetna, American Management Systems, Marconi, PNC Bank and Wachovia. In addition, Xcert brings RSA Security a notable set of OEM customers, including eOriginal and Digital Signature Trust (DST), who are using the Sentry CA as the infrastructure for their own certificate issuance services."

ABOUT RSA SECURITY INC.

RSA Security Inc., the most trusted name in e-security(TM), helps organizations build secure, trusted foundations for e-business through its RSA SecurID(R) two-factor authentication, RSA BSAFE(R) encryption and RSA Keon(R) digitAl certificate management systems. With more than a half billion RSA BSAFE-enabled applications in use worldwide, more than eight million RSA SecurID users and almost 20 years of industry experience, RSA Security has the proven leadership and innovative technology to address the changing security needs of e-business and bring trust to the new, online economy. RSA Security can be reached at www.rsasecurity.com.
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RSA and Keon and are registered trademarks, and The Most Trusted Name in
e-Security is a trademark of RSA Security Inc.

This press release contains forward-looking statements relating to (1) RSA Security's plan to develop and ship a certificate authority software product that contains features from Xcert's Sentry product and (2) the completion and anticipated financial results of the Company's acquisition of Xcert. Such statements involve a number of risks and uncertainties. Among the important factors that could cause actual results with respect to the integration of the Sentry product with the RSA Keon product line to differ materially from those indicated by such forward-looking statements are operational delays in implementation of the integration, technical difficulties, software bugs and errors, changes in customer requirements and industry standards, technological changes in the computer industry, competitive pressures and the risk factors detailed from time to time in RSA Security's periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation RSA Security's Annual Report on Form 10-K filed on March 15, 2000 and Quarterly Report on Form 10-Q filed on November 13, 2000. In addition, the completion of RSA Security's acquisition of Xcert is subject to certain customary closing conditions, and a number of important factors could cause the actual financial results of the acquisition for RSA Security to differ materially from those indicated by forward-looking statements in this press release, including general economic factors; the company's failure to attract and retain key Xcert employees, integrate Xcert's products with RSA Security's product lines and integrate Xcert's employees into RSA Security's organization; and the risk factors detailed from time to time in RSA Security's periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation RSA Security's Annual Report on Form 10-K filed on March 15, 2000 and Quarterly Report on Form 10-Q filed on November 13, 2000.

/CONTACT: editorial, Tim Powers, 781-301-5344, or tpowers@rsasecurity.com, or financial, Steve Casey, 781-301-5131, or scasey@rsasecurity.com, both of RSA Security Inc.; or editorial, Patrick Corman of Corman Communications, 650-326-9648, or Patrick@cormancom.com, for RSA Security Inc./